                                                                    Exhibit 4(h)


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                      LEHMAN BROTHERS HOLDINGS INC., Issuer
                                       AND
                             CITIBANK, N.A., Trustee





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                           SIXTH SUPPLEMENTAL INDENTURE
                            Dated as of June 26, 1997




                               --------------------





               Supplemental to Indenture dated as of September 1, 1987






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                                TABLE OF CONTENTS


                                                                            Page

                                   ARTICLE I.

                CERTAIN PROVISIONS OF GENERAL APPLICATION...................  3

    Section 1.01  Definitions...............................................  3
    Section 1.02  Effect of Headings........................................  6
    Section 1.03  Successors and Assigns....................................  6
    Section 1.04  Separability..............................................  6
    Section 1.05  Conflict with Trust Indenture Act.........................  6
    Section 1.06  Benefits of Supplemental Indenture........................  6
    Section 1.07  Application of Supplemental Indenture.....................  6
    Section 1.08  Governing Law.............................................  7

                                   ARTICLE II.

                                    THE NOTES...............................  7

    Section 2.01  Title and Terms...........................................  7
    Section 2.02  Exchange Rights...........................................  8
    Section 2.03  Procedure for Exchange....................................  8
    Section 2.04  No Fractional Shares......................................  8
    Section 2.05  Adjustment of Exchange Rate...............................  9
    Section 2.06  Notice of Adjustments and Certain other Events............ 13
    Section 2.07  Taxes..................................................... 15
    Section 2.08  Delivery of Securities upon Maturity...................... 15

                                   ARTICLE III.

                                    COVENANTS............................... 15

    Section 3.01  Shares Free and Clear..................................... 15
    Section 3.02  Discharge of Indenture.................................... 16

                                   ARTICLE IV.

                                  MISCELLANEOUS............................. 16

    Section 4.01  Confirmation of Indenture................................. 16
    Section 4.02  Concerning the Trustee.................................... 16

                                      i
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         This Sixth Supplemental Indenture (the "Supplemental Indenture") dated as of June 26, 1997 is between LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company" or "Issuer"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the Original Indenture referred to below.

         WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of September 1, 1987 (the "Original Indenture") to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as in the Original Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

         WHEREAS, the Company has duly authorized the execution and delivery of a Supplemental Indenture dated as of November 25, 1987 to incorporate by reference Articles One through Thirteen of the Lehman Brothers Holdings Inc. Standard Multiple Series Indenture Provisions dated and filed with the Securities and Exchange Commission (the "Commission") on July 30, 1987 and as amended and refiled with the Commission on November 16, 1987 (the "Standard Provisions");

         WHEREAS, the Company has duly authorized the execution and delivery of a Second Supplemental Indenture dated as of November 27, 1990 to provide for the issuance of global Securities in either registered or bearer form or in either temporary or global form and for the defeasance of certain obligations;

         WHEREAS, the Company has duly authorized the execution and delivery of a Third Supplemental Indenture dated as of September 13, 1991 to provide for the conformity of Section 602 of the Standard Provisions to Section 315(b) of the Trust Indenture Act of 1939, as amended;

         WHEREAS, the Company has duly authorized the execution and delivery of the Fourth Supplemental Indenture dated as of October 4, 1993 in order to provide for the issuance of, and clarify the treatment of Indexed Securities and Dual Currency Securities (as each such terms are defined in the Indenture);

         WHEREAS, the Company has duly authorized the execution and delivery of the Fifth Supplemental Indenture dated as of October 1, 1995 in order to provide for the new Euroclear and Cedel rules with respect to the exchange of Bearer Securities in global form (as each such terms are defined herein and in the Indenture);

         WHEREAS, the Original Indenture, as amended by the Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, is hereinafter referred to as the "Indenture";

         WHEREAS, Section 901(11) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, to make provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the Interests of the Holders of Securities of any series in any material respect;

         WHEREAS, the Company has duly authorized the creation of a series of its Securities denominated its "2.75% Exchangeable Notes Due July 1, 2002" (the "Notes"). The Notes are exchangeable at the option of the holder at any time after July 1, 1998 and prior to maturity, unless previously redeemed, for shares of common stock, par value $.16 per share ("General Electric Common Stock"), of General Electric Company ("General Electric") owned by the Company at an exchange rate of 12.5078 shares of General Electric Common Stock per $1,000 principal amount of Notes (the equivalent of $79.95 per share of General Electric Common Stock), subject to adjustment in certain events (the "Exchange Rate") or, at the option of the Company, cash equal to the Market Price (as defined herein) of the General Electric Common Stock for which such Notes are exchangeable; and

         WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture in order to provide for the issuance of the Notes;

         WHEREAS, the Company has determined that this Supplemental Indenture complies with said Section 901(11) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Supplemental Indenture is in form satisfactory to it; and

         WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW, THEREFORE:

         For and in consideration of the premises and purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities of such series, as follows:

                                   ARTICLE I.

                     CERTAIN PROVISIONS OF GENERAL APPLICATION

         Section 1.01   Definitions.

         For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article;

         (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (3) capitalized terms used herein but not defined herein are used herein as they are defined in the Indenture.

         "Adjustment Event" means (i) any dividend or distribution by General Electric to all Holders of General Electric Common Stock of evidences of its indebtedness or other assets (other than (1) dividends or distributions referred to in Section 2.05(a)(i)(A) hereof, (2) any common shares issued pursuant to a reclassification referred to in Section 2.05(a)(i)(D) hereof and
(3) any Ordinary Cash Dividends) or any issuance by General Electric to all holders of General Electric Common Stock of rights or warrants (other than rights or warrants for which adjustment is required pursuant to Section 2.05(a)
(ii) hereof or for which an adjustment is then or may be later required as set forth in Section 2.05(a)(iii) hereof), (ii) any consolidation or merger of General Electric with or into another entity (other than a merger or consolidation in which General Electric is the continuing corporation and in which the shares of General Electric Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of General Electric or another corporation), (iii) any sale, transfer, lease or conveyance to another corporation of the property of General Electric as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of General Electric with another corporation (other than in connection with a merger or acquisition) or (v) any liquidation, dissolution or winding up of General Electric.

         "Business Day" means, solely for the purposes of this Supplemental Indenture, any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

         "Closing Price" of any security on any date of determination means (a) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date,
(b) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (c) if such security is not so listed on a United States national or regional securities exchange, as reported by the NASDAQ Stock Market, (d) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (e) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected by the Company for such purpose.

         "Dilution Event" has the meaning set forth in Section 2.05(a).

         "Exchange Rate" means a rate of 12.5078 shares of General Electric Common Stock per $1,000 principal amount of Notes; subject to adjustment from time to time pursuant to Section 2.05.

         "General Electric Common Stock" has the meaning set forth in the recitals to this sixth Supplemental Indenture and includes any other common stock of General Electric issued in a reclassification of any shares of such General Electric Common Stock.

         "Market Price" means, as of any date of determination, the average Closing Price per share of General Electric Common Stock for the 20 Trading Days immediately prior to the date of determination; provided, however, that if there are not 20 Trading Days for the General Electric Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, the Market Price shall be determined as the market value per share of General Electric Common Stock as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

         "Notes" has the meaning set forth in the recitals to this Supplemental Indenture.

         "NYSE" means the New York Stock Exchange, Inc.

         "Ordinary Cash Dividend" has the meaning set forth in Section
2.05(b)(5).

         "Reported Securities" means securities received in an Adjustment Event
(A) (i) that are listed on a United States national securities exchange, (ii) that are reported on a United States national securities system subject to last sale reporting, (iii) that are traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) that are either (x) perpetual equity securities or (y) non-perpetual equity securities or debt securities with a stated maturity after the maturity of the Notes.

         "Trading Day" means a Business Day on which the security, the Closing Price of which is being determined, (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

         "Transaction Value" means (a) for any cash received in any Adjustment Event, the amount of cash received per share of General Electric Common Stock,
(b) for any Reported Securities received in any Adjustment Event, an amount equal to (x) the average Closing Price per security of such Reported Securities for the 20 Trading Days immediately prior to exchange of the Notes multiplied by
(y) the number of such Reported Securities (as adjusted pursuant to Section 2.05(b)(3)) received per share of General Electric Common Stock and (c) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per share of General Electric Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; provided, however, that in the case of clause (b), (i) with respect to securities that are Reported Securities by virtue of only clause (A) (iv) of the definition of Reported Securities, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of the exchange of the Notes from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to Section 2.05(b)(3)) received per share General Electric Common Stock and (ii) with respect to all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring later than the 60th calendar day immediately prior to, but not including, the date of exchange of the Notes, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of the exchange of the Notes as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to Section 2.05(b)(3)) received per share of General Electric Common Stock. For purposes of calculating Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

         "Trigger Event" has the meaning set forth in Section 2.05(a)(iii).

         Section 1.02   Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 1.03   Successors and Assigns.

         All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.04   Separability.

         In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.05   Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         Section 1.06   Benefits of Supplemental Indenture.

         Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         Section 1.07   Application of Supplemental Indenture.

         This Supplemental Indenture shall take effect on the date hereof, and shall apply only to the Notes. This Supplemental Indenture shall have no effect on any other Securities, whether originally issued prior to the date hereof or thereafter.

         Section 1.08   Governing Law.

         THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II.

                                    THE NOTES

         Section 2.01   Title and Terms.

         There is hereby created under the Indenture a series of Securities known and designated as the "2.75% Exchangeable Notes Due July 1, 2002" of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $5,548,000 except for Notes authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305 or 306 of the Indenture.

         The Notes shall mature on July 1, 2002 and shall bear interest on the principal amount at the rate of 2.75% per annum, from the date of original issuance or the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually in arrears on January 1 and July 1 of each year (commencing January 1, 1998), to the persons in whose names the Notes (or any predecessor securities) are registered at the close of business on the 15th day of the calendar month immediately preceding such interest payment date (the "Record Date"), provided that interest payable at maturity shall be payable to the person to whom the principal is payable. Holders of Notes who exchange such Notes during the period from a Record Date to the next succeeding interest payment date will be entitled to payment of interest on such interest payment date.

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

         The Notes shall be issuable in denominations of $200,000 and any integral multiples of $1,000 in excess.

         The Notes shall be evidenced by certificates in fully registered form (each, a "Certificate"). The Trustee will maintain a register (the "Security Register") for registering the ownership of and transfers of Notes represented by Certificates.
         The Notes shall not be redeemable prior to July 1, 2000. The Notes shall not be subject to any sinking fund.

         The Company shall not be obligated to pay any additional amount on the Notes in respect of taxes, except as otherwise provided in Sections 2.07 and
3.01 hereof.

         The form of Note attached hereto as Exhibit A is hereby adopted, pursuant to Sections 201, 203 and 901(7) of the Indenture, as a form of Securities of a series that consists of Notes.

         The Notes shall be exchangeable as provided in Section 2.02 hereof.

         Section 2.02 Exchange Rights. The Notes are exchangeable at the option of the holder at any time after July 1, 1998 and prior to maturity, unless previously redeemed, for General Electric Common Stock owned by the Company at the Exchange Rate; provided, however, that, pursuant to Section 2.04, no fractional shares of General Electric Common Stock shall be issued. The holders of the Notes shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares.

         In lieu of delivering certificates representing shares of General Electric Common Stock in exchange for any Notes, the Company may, at the Company's option, pay to the Holder surrendering such Notes an amount in cash equal to the Market Price of the General Electric Common Stock for which such Notes are exchangeable, determined as of the date of receipt by the Company of the notice of exchange relating to such Notes (or, if such date is not a Business Day, on the Business Day next preceding such date), except where such delivery would violate applicable state law. Prior to so directing the exchange agent for the holders of the Notes (the "Exchange Agent") to make any such cash payment, the Company shall deposit with the Exchange

Agent the cash so payable. If the Company elects not to exercise its cash payment option, the Company shall deposit with the Exchange Agent the number of shares of General Electric Common Stock for which the delivered Notes are exchangeable.

         Section 2.03 Procedure for Exchange. In order to exercise the right of exchange, the holder of any Note must surrender such Note to the Exchange Agent, at its office maintained for such purpose in New York, New York. Each Note to be surrendered must be accompanied by written notice to the Company and the Exchange Agent that the Holder elects to exchange such Note. Delivery of the certificates and of any check for any cash may be delayed for a reasonable period of time at the request of the Company in order to effectuate the calculation of the adjustments of the General Electric Common Stock, to obtain any certificate representing securities to be delivered, or to complete any reapportionment of the shares of General Electric Common Stock which is required by the Indenture or this Supplemental Indenture or to comply with any applicable law.

         Section 2.04   No Fractional Shares.

         If more than one Note shall be surrendered for exchange pursuant to
Section 2.02 at one time by the same holder, the number of full shares of General Electric Common Stock or Reported Securities which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of Notes surrendered. No fractional shares or scrip representing fractional shares of General Electric Common Stock or Reported Securities shall be issued or delivered upon any exchange pursuant to
Section 2.02 of any Notes. In lieu of any fractional shares of General Electric Common Stock or Reported Securities which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through the Exchange Agent, shall make a cash adjustment. The Company shall, upon such exchange of any Notes, provide cash to the Exchange Agent in an amount equal to the cash payable with respect to any fractional shares of General Electric Common Stock or Reported Security deliverable upon such exchange, and the Company shall retain such fractional shares of General Electric Common Stock or Reported Securities.

         Section 2.05   Adjustment of Exchange Rate.

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

         (a) Adjustment for Distributions, Reclassifications, etc. The Exchange Rate shall be subject to adjustment from time to time as follows:

          (i) If General Electric shall, after the date hereof:

              (A) pay a stock dividend or make a distribution, in each case, with respect to General Electric Common Stock in shares of General Electric Common Stock;

              (B) subdivide or split the outstanding shares of General Electric Common Stock into a greater number of shares;

              (C) combine the outstanding shares of General Electric Common Stock into a smaller number of shares; or

              (D) issue by reclassification (other than a reclassification pursuant to clause (ii), (iii), (iv) or (v) of the definition of Adjustment Event) of the outstanding shares of General Electric Common Stock any shares of common stock of General Electric;

    (each of the foregoing, together with the event described in paragraph
    (a)(ii) of this Section, a "Dilution Event") then, in any such event, the Exchange Rate shall be adjusted so that a holder of any Notes shall be entitled to receive, upon exchange of any Notes the number of shares of General Electric Common Stock (or, in the case of a reclassification referred to in clause (D) of this sentence, such number of shares and/or the number of other common shares of General Electric issued pursuant to such reclassification) which such holder of such Notes would have owned or been entitled to receive immediately following such event had such Notes been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of General Electric Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

         (ii) If General Electric shall, after the date hereof, issue rights or warrants to all holders of General Electric Common Stock entitling them to subscribe for or purchase shares of General Electric Common Stock (other than rights or warrants described in clause (iii) below) at a price per share less than the Market Price of General Electric Common Stock on the Business Day next following the record date for the determination of holders of General Electric Common Stock entitled to receive such rights or warrants, then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date for the issuance of such rights or warrants by a fraction, of which the numerator shall be
    (A) the number of shares of General Electric Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (B) the number of additional shares of General Electric Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be (x) the number of shares of General Electric Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (y) the number of additional shares of General Electric Common Stock which the aggregate offering price of the total number of shares of General Electric Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price of the General Electric Common Stock on the Business Day next following the record date for the determination of holders of General Electric Common Stock entitled to receive such rights or warrants, which number of additional shares shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of holders of General Electric Common Stock entitled to receive such rights or warrants.

             (iii) Notwithstanding the provisions of clause (ii) above, no adjustment of the Exchange Rate shall be required in the event that General Electric shall (A) issue rights to purchase shares of General Electric Common Stock pursuant to a plan for the reinvestment of dividends or (B) distribute to all holders of General Electric Common Stock rights or warrants which, upon the occurrence of a specified event or events ("Trigger Event"), entitle such holders to subscribe for or purchase shares of General Electric Common Stock at a price per share less than the Market Price of the General Electric Common Stock at the time of distribution, provided, however, that such adjustment of the Exchange Rate shall be made if, upon the occurrence of a Trigger Event, such holders acquire the right to subscribe for or purchase shares of General Electric Common Stock at a price per share less than the Market Price of the General Electric Common Stock on the Business Day next following the date of the occurrence of the Trigger Event.

         (iv) To the extent that any of the rights or warrants described in clause (ii) or (iii) above expire prior to the maturity of the Notes and shares of General Electric Common Stock are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of General Electric Common Stock actually delivered pursuant to such rights or warrants. Each such adjustment shall be made successively.

          (v) Any shares of General Electric Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of General Electric Common Stock under paragraph (a)(ii) of this Section.

         (vi) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of General Electric Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this paragraph

         (a)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (b) Other Adjustment Events. If an Adjustment Event occurs, the property receivable by holders of Notes upon exchange shall be subject to adjustment from time to time as follows:

         (1) Each holder of Notes will receive upon exchange, in lieu of or (in the case of an Adjustment Event described in clause (i) of the definition thereof) in addition to, each share of General Electric Common Stock that it would otherwise receive as required by Section 2.02, cash in an amount equal to the Transaction Value of the cash, Reported Security or other property that would be receivable by a holder of General Electric Common Stock as a result of such Adjustment Event.

         (2) Notwithstanding the foregoing, with respect to any Reported Securities received in such Adjustment Event, the Company may, at its option, in lieu of delivering the amount of cash deliverable in respect of Reported Securities received in an Adjustment Event, determined in accordance with subparagraph (b)(l), deliver a number of such Reported Securities with a value equal to such cash amount, as determined in accordance with clause (b) of the definition of Transaction Value, as applicable; provided, however, that (i) if such option is exercised, the Company shall deliver Reported Securities in respect of all, but not less than all, cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event, (ii) the Company may not exercise such option if the Company has elected to deliver cash in lieu of the shares of General Electric Common Stock, if any, deliverable upon exchange or if such Reported Securities have not yet been delivered to the holders entitled thereto following such Adjustment Event or any record date with respect thereto and (iii) subject to clause (ii) of this proviso, the Company must exercise such option if the Company does not elect to deliver cash in lieu of the shares of General Electric Common Stock, if any, deliverable upon exchange. If the Company elects to deliver Reported Securities, each holder of Notes will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (b) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

         (3) The amount of cash and/or the kind and number of securities into which the Notes shall be exchangeable after an Adjustment Event shall be subject to adjustment following the date of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described in paragraphs (a) and (b) of this Section with respect to shares of General Electric Common Stock and General Electric.

         (4) For purposes of the foregoing, the term "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to General Electric Common Stock paid in cash to the extent that the amount of such dividend, together with the aggregate amount of all other dividends on the General Electric Common Stock paid in cash during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices per share of General Electric Common Stock over such 365-day period.

         Section 2.06   Notice of Adjustments and Certain other Events.

         (a) Whenever the Exchange Rate is adjusted as herein provided or an Adjustment Event occurs, the Company shall:

         (i) forthwith compute the adjusted Exchange Rate (or Transaction
    Value) in accordance with Section 2.05 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate (or Transaction Value), the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

         (ii) within ten Business Days following the occurrence of a Dilution Event or an Adjustment Event that permits or requires a change in the consideration to be received by holders pursuant to Section 2.05(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the holders of the outstanding Notes of the occurrence of such Dilution Event or Adjustment Event, including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per Note.

         (b) In case at any time while any of the Notes are outstanding the Company receives notice that:

         (i) General Electric shall declare a dividend (or any other distribution) on or in respect of the General Electric Common Stock to which Section 2.05(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by General Electric that constitute Ordinary Cash Dividends);

         (ii) General Electric shall authorize the issuance to all holders of General Electric Common Stock of rights or warrants to subscribe for or purchase shares of General Electric Common Stock or of any other subscription rights or warrants (other than rights or warrants described in Section 2.05(a)(iii));

         (iii) there shall occur any conversion or reclassification of General Electric Common Stock (other than a subdivision or combination of such outstanding shares of General Electric Common Stock) or any consolidation, merger or reorganization to which General Electric is a party and for which approval of any stockholders of General Electric is required, or the sale or transfer of all or substantially all of the assets of General Electric; or

         (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of General Electric;

then the Company shall promptly cause to be delivered to the Trustee and the Exchange Agent and filed at the office or agency maintained for the purpose of exchange of Notes at, and shall promptly cause to be mailed to the holders of Notes at their last addresses as they shall appear upon the registration books of the Securities registrar, at least ten days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of General Electric Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective. Following any Adjustment Event, the provisions of this paragraph (b) shall apply with respect to any Reported Securities in the same manner as with respect to General Electric and the General Electric Common Stock.

         (c) On or prior to the fourth Business Day preceding the maturity of the Notes, the Company shall provide notice to the holders of record of the Notes and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 2.02, shares of General Electric Common Stock or cash (and/or, in accordance with Section 2.05(b), cash or Reported Securities) upon the exchange of the principal amount of the Notes; provided, however, in the event the Company intends to deliver cash, the Company shall have the right to require certification as to the domicile and residency of each beneficial holder of Notes, as a condition to delivery of such cash. After the close of business on the Business Day immediately preceding the maturity of the Notes, the Company shall notify the Trustee in writing of the number of shares of General Electric Common Stock and/or Reported Securities, or the amount of cash to be paid per Note.

         Section 2.07   Taxes.

         The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of General Electric Common Stock (or Reported Securities) pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of General Electric Common Stock (or Reported Securities) in a name other than that in which the Notes so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         Section 2.08   Delivery of Securities upon Maturity.

         All shares of General Electric Common Stock and Reported Securities deliverable to holders upon exchange of the Notes shall be delivered to such holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such securities to holders and otherwise in the manner customary at such time for delivery of such securities and securities of the same type.

                                   ARTICLE III.

                                    COVENANTS

         Section 3.01   Shares Free and Clear.

         With respect to the Notes only and for the benefit of only the holders thereof, the Company covenants and warrants, unless the Company elects to deliver cash in lieu of General Electric Common Stock, that upon exchange of any Notes pursuant to the Indenture and this Supplemental Indenture, the holder of such Notes shall receive good and valid title to the General Electric Common Stock and, in the event an Adjustment Event has occurred, the Reported Securities (unless the Company elects to deliver cash in lieu of Reported Securities) for which such Notes are at such time exchangeable pursuant to this Indenture, free and clear of all liens, encumbrances, equities and claims whatsoever. Except as otherwise provided in Section 2.07, the Company shall pay all taxes and charges with respect to the delivery of General Electric Common Stock (and Reported Securities) delivered in exchange for Notes hereunder. In addition, the Company further warrants that any shares of General Electric Common Stock (and Reported Securities) delivered in exchange for Notes hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any holder's status as an affiliate of General Electric or the issuer of such Reported Securities).

         Section 3.02   Discharge of Indenture.

         The provisions of Section 13.2 of the Indenture with respect to defeasance shall not be applicable to the Notes.

                                   ARTICLE IV.

                                  MISCELLANEOUS

         Section 4.01   Confirmation of Indenture.

         The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         Section 4.02   Concerning the Trustee.

         The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. Neither the Trustee nor the Exchange Agent shall at any time be under any duty or responsibility to the Holders of Notes to determine whether any facts exist that may require an adjustment of the number of shares of General Electric Common Stock or other consideration to be delivered upon the exchange of the Notes or with respect to the nature or extent of any adjustment when made or with respect to the method employed.

                             ---------------------

         This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Citibank, N.A. hereby accepts the trusts in this Sixth Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this
Sixth Supplemental Indenture to be signed, and acknowledged by its President, its Chairman of the Board, one of its Vice Presidents, its Chief Financial Officer or its Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary, its Assistant Secretary or one of its Attesting Secretaries, and Citibank, N.A., as Trustee, has caused this Sixth Supplemental Indenture to be signed and acknowledged by one of its authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its authorized officers, as of the day and year first above written.


                                             LEHMAN BROTHERS HOLDINGS INC.



                                             By: /s/ Jennifer Marre
                                                 -------------------------





[Corporate Seal]

Attest:


---------------------------


                                             CITIBANK, N.A., as Trustee



                                             By: /s/ Arthur Aslanian
                                                 -------------------------





[Corporate Seal]

Attest:


---------------------------

                                                                      Exhibit A

NO.                                                        CUSIP NO.  524908BM1

                            [Form of Face of Security]
                          LEHMAN BROTHERS HOLDINGS INC.
                     2.75% Exchangeable Note Due July 1, 2002

         Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _________ Dollars on July 1, 2002, and to pay interest thereon from July 1, 1997, or (computed on the basis of a 360-day year of twelve 30-day months) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing January 1, 1998, at the rate of 2.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the 15th day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), provided that interest payable at maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date falls on a day which is not a business day or which is a legal holiday on which the corporate trust office of the Trustee or banking institutions in the place of payment are authorized or required to close (notwithstanding any other provision of said Indenture or this Security) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue for the period from and after such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date, and may either be paid to the person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on a special record date as described in Section 307 of the Indenture for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment is legal tender for payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                                       LEHMAN BROTHERS HOLDINGS INC.


                                             By:
                                                --------------------------
                                             Name:
                                             Title:

Attest:
Name:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             CITIBANK, N.A., as Trustee


                                             By:
                                                --------------------------
                                                Authorized Officer

                          [Form of Reverse of Security]

                           LEHMAN BROTHERS HOLDINGS INC.

                     2.75% Exchangeable Note Due July 1, 2002

         This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 1, 1987, between the Company and Citibank, N.A., as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993, as of October 1, 1995 and as of June 26, 1997 (as so supplemented and as may be further supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount to $5,548,000.
         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         The Indenture provides that no Holder of any Securities may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and request by the Holders of 25% in principal amount of Outstanding Securities in the series for which a remedy is sought to be enforced and the offer to the Trustee of reasonable indemnity.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the manner, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities will not be redeemable prior to July 1, 2000. Thereafter, the Securities may be redeemed at any time, in whole or in part, at the election of the Company, upon no less than 30 nor more than 60 days' notice at a price equal to the principal amount of the Securities together with accrued interest to the date of redemption.

         Subject to the terms of the Sixth Supplemental Indenture dated as of June 26, 1997 (the "Supplemental Indenture") between the Company and the Trustee, the Securities (or portions thereof in integral multiples of $1,000) are exchangeable for shares of common stock of General Electric Company ("General Electric") at any time after July 1, 1998 and prior to maturity at an exchange rate of $79.95 per share (equivalent to an exchange rate of 12.5078 shares of General Electric Common Stock per $1,000 principal amount of Securities), subject to adjustment as described in the Supplemental Indenture.

In the event the Securities are called for redemption, the exchange rights will terminate at the close of business on the date immediately prior to the date of redemption.

         In order to exercise the right of exchange, the holder of any Security in registered form must surrender such Security to the Exchange Agent (as defined in the Supplemental Indenture) in New York, New York. Each Security to be surrendered must be accompanied by written notice to the Company and the Exchange Agent that the Holder elects to exchange such Security. Delivery of the certificates for General Electric Common Stock, in accordance with the adjustment provisions of the Supplemental Indenture may be delayed at the request of the Company in order to effectuate the calculation of the adjustments of the General Electric Common Stock, to obtain any certificate representing securities to be delivered, to complete any reapportionment of the General Electric Common Stock which is required by the Indenture or Supplemental Indenture or to comply with any applicable law. No fractional shares will be delivered on any exchange of Securities and in lieu thereof a cash adjustment based on the Market Price (as defined in the Supplemental Indenture) of the General Electric Common Stock will be paid.

         In lieu of delivering certificates representing General Electric Common Stock in exchange for any Securities, the Company may pay to the Holder surrendering such Securities an amount in cash equal to the Market Price of the General Electric Common Stock for which such Securities are exchangeable, determined as of the date of receipt by the Company of the notice of exchange relating to such Securities (or, if such date is not a business day, on the business day next preceding such date).

         The Securities of this series are issuable in register form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                  ABBREVIATIONS
                          ________________________________
         The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenants in common   UNIF GIFT MIN ACT - ________ Custodian ________
                                                      (Cust)             (Minor)
TEN ENT - as tenants by the entireties             under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of           Act _________________________
          survivorship and not as tenants                     (State)
          in common

       Additional abbreviations may also be used though not in the above list.

                          ________________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE




--------------------------------------------------------------------------------
     (Name and Address of Assignee, including zip code, must be printed or typewritten.)

--------------------------------------------------------------------------------
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

    Dated:

                                             ---------------------------------

    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.


Signature(s) Guaranteed:

-----------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY A MEMBER OF AN APPROVED SIGNATURE GUARANTY MEDALLION PROGRAM.